SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event Reported) March 10, 2004


                         L & L FINANCIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                 000-32505             91-2103949
  (State of Incorporation)  (Commission File Number)  (I.R.S. Employer
                                                     Identification No.)


                720 Third Avenue, Suite 1611, Seattle, WA 98104

               (Address of principal executive office) (Zip Code)

        Registrant's Telephone Number, Including Area Code (206) 264-8065


                                      N/A
          (Former name or former address if changed since last report)



Item 1.  Changes in Control of Registrant

N/A

Item 2.  Acquisition or Disposition of Assets

N/A

Item 3.  Bankruptcy or Receivership

N/A

Item 4.  Change in the Registrant's Certifying Accountant

N/A

Item 5.  Other Events and Regulation FD Disclosure

L&L Financial Holdings, Inc. moves its office to the financial district of Seattle. The office is about 1,700 square feet, with the address as follows:

          720 Third Avenue, Suite 1611, Seattle, WA 98104

          Telephone Number (206) 264-8065


Item 6. Resignations of Registrant's Directors

The Board of Directors accepted the resignation of Ms. Karen Locke on March 1, 2004. Ms. Locke resigned for a personal reason from her position as a Board Member. The Board of Directors of the Registrant appointed Ms. Shirley Kiang, an American citizen, as a board member on March 1, 2004. Ms. Kiang, an experienced operational executive with 20 years of experience, is appointed as an Independent Director to replace Ms. Karen Locke. Ms. Kiang, a MBA degree holder of University of Massachusetts at Amherst in 1979, was associated with Read-Rite (Thailand) as Finance Director for the past 7 years (1995-2002). She was a Business Manager of ABB in Santa Clara, California, and a Financial Anslyst in Nutech Inc. in San Jose, California. Ms. Kiang speaks fluently both Mandarin and English.

Item 7.  Financial Statements and Exhibits

N/A

Item 8.  Change in Fiscal Year

N/A

Item 9.  Regulation FD Disclosure

N/A



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       L & L FINANCIAL HOLDINGS, INC.


Date:     March  10, 2004              By:  /S/  Dickson Lee
                                            -----------------------
                                            Dickson  Lee,  CEO